UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):         June 8, 1998


                       APPLIED CELLULAR TECHNOLOGY, INC.
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             (Exact name of registrant as specified in its charter)

                                    Missouri
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                 (State or other jurisdiction of incorporation)

                                    000-26020
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                            (Commission File Number)

                                   43-1641533
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                        (IRS Employer Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480
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              (Address of principal executive officers) (Zip Code)


Registrant's telephone number, including area code:       561-366-4800


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Item 2.  Acquisition or Disposition of Assets.

          On June 8, 1998, Applied Cellular Technology, Inc. (the "Company") purchased an 85% interest in Signature Industries Limited ("Signature"), a company registered in England from nine selling shareholders. The Company purchased (a) from seven selling shareholders, 150,000 of the 240,000 issued and outstanding ordinary shares with a par value of ten pence per share, (b) from one selling shareholder, all of the 360,000 issued and outstanding preferred ordinary shares with a par value of ten pence per share, and all of the 1,700,000 A Preference Shares with a par value of ten pence per share, and (c) from one selling shareholder, all of the 1,400,000 B Preference Shares with a par value of ten pence per share, in exchange for (pounds)5,300,000.00 at closing payable (pounds)90,238 in cash and (pounds)5,209,763 in the form of restricted shares of Applied Cellular Technology, Inc.'s common stock. At an average exchange rate of 1.6336, the sellers received 2,339,703 shares of the Company's common stock valued at $3.6375 per share. The Sellers will also receive additional consideration of up to (pounds)5,106,550, payable in shares of the Company's common stock, if Signature achieves certain operating profit targets.


Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of business acquired

          Financial statements of Signature Industries Limited for the fiscal years ended March 31, 1998 and 1997 will be filed by amendment to this Form 8-K, as soon as such information is available.

     (b) Pro forma financial information

          Pro forma financial information will be filed by amendment to this Form 8-K, as soon as such information is available.

     (c) Exhibits.

          99.1 Agreement For Purchase and Sale of Share Capital of Signature Industries Limited (filed to replace in its entirety the previously filed
     Exhibit 99.)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     APPLIED CELLULAR TECHNOLOGY, INC.
                                     (Registrant)

Date:  June 25, 1998                 /s/      DAVID A. LOPPERT
                                        --------------------------------
                                        David A. Loppert
                                        Vice President